Exhibit 99.4 Patterson-UTI Energy & NexTier Oilfield Solutions Merger of Equals Town Hall June 15, 2023

Agenda Welcome 1 Why NexTier? 2 Patterson-UTI & NexTier Combination 3 Next Steps 4 222

Energy Services Landscape Remains Highly Fragmented

Despite outperforming in 2022, a significant number of public Energy Service companies do not have the necessary breadth to attract investor attention and capital flows. As a result, they frequently suffer from relatively higher costs of capital, inadequate equity research coverage, and a lack of trading liquidity.

Energy Services Public Company Universe


$ millions
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$.0
$72.8 $30.2 $29.5 $17.3 $7.3 $6.0 $5.6 $5.4 $4.9 $4.8 $4.4 $4.3 $3.9 $3.9 $3.5 $3.4 $3.3 $3.0 $3.0 $2.7 $2.6 $2.4 $2.3 $2.2 $2.1 $2.0 $2.0 $1.9 $1.9 $1.9 $1.8 $1.6 $1.5 $1.2 $1.2 $1.2 $1.1 $1.1 $1.0 $0.9 $0.9 $0.8 $0.7 $0.7 $0.6 $0.6 $0.6 $0.6 $0.5 $0.5 $0.5 $0.5 $0.5 $0.5 $0.5 $0.4 $0.4 $0.4 $0.4 $0.4 $0.3 $0.3 $0.3 $0.3 $0.2 $0.2 $0.2 $0.2 $0.2 $0.2 $0.2 $0.2 $0.2 $0.1 $0.1 $0.1 $0.1 $0.1 $0.1 $0.0 $0.0 $0.0 $0.0 $0.0
SLB HAL BKR TS NOV FTI CHX NE VAL RIG WFRD FLS TE HP SUBC WHD SPM VK SDRL SBMO PTEN TGS LBRT TDW XPRO ACDC NEX BORR AKSO WG/ OII RES SES HLX DNO... NBR CLB SBO DRQ SLCA PUMP PGS PSI PD VTOL SCL ODL CGG OIS CEU TRE TCW HTG SHLF NESR CMG PFC ESI SOI BOOM RNGR PHX TOT FET CFW TSI SMHI MG TUSK SOFF KLXE NINE CET NGS ARCH GEOS SND PSD NCSM HWO ICD AKT/A SDPI AWDR

Representative US Company Index Size Thresholds

S&P 500 *(Large Cap)*	S&P 400 *(Mid Cap)*	S&P 600 *(Small Cap)*
4 companies	8 companies	37 companies

Small Company Risks Typically Include:

- Reduced capital market access and therefore higher cost of debt / equity capital
- Lack of research analyst coverage, which negatively impacts trading, liquidity, and investor relations function
- Lack of daily trading volume, which keeps new investors / investment out (based on their risk management frameworks)

There are 35 publicly traded energy service companies (i.e., ~40%) that are too small to be included in a Small Cap Market Index

PATTERSON-UTI | NEXTIER

Source: All market cap data sourced from Bloomberg as of April 12, 2023.

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Who We Are Today

Leading Provider of Critical Path Services — ~50% of E&P Total Well Spend Includes Services Provided by Patterson-UTI

Headquarters	Employees (Jan. 2023)
Houston	**6,500**

PATTERSON-UTI DRILLING COMPANY LLC

184 rigs in U.S.
- 172 super-spec rigs[2]
- 120 Tier-1, Super-Spec

8 rigs in Colombia

45+ years drilling expertise



Colombia

UNIVERSAL

12 Active spreads

40+ years completions expertise



CURRENT POWER | MS Directional | Superior QC | WARRIOR | great plains

PATTERSON-UTI | NEXTIER

1. Estimated well cost data provided by Rystad Energy
2. A super-spec rig is defined as at least a 1,500 horsepower, AC-powered rig that has at least a 750,000-pound hookload, a 7,500-psi circulating system, and is pad-capable. A Tier-1, super-spec rig is defined as a super-spec rig that also has a third mud pump and raised drawworks that allow for more clearance underneath the rig floor.

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NexTier At a Glance Headquarters Employees (Dec. 2022) Market Cap Houston 4,300 $2.0B 2022 Annual Revenue 5th largest Pressure pumper $3.2B 33 active spreads Integrated well site platform Hydraulic Frac Pumpdown Power solutions Wireline Logisitics Cementing Reservoir Engineering Intellistim™ frac optimiziation 5

Creates a New North American Player with Revenue Generation Among the Industry Leaders… North American Oilfield Services Revenue Comparison (Q1 2023A Annualized) $11.1 $6.9 $6.8 $5.0 $4.0 $3.7 $3.4 $3.3 $3.1 $2.8 $2.3 Combined Source: Company filings. Note: $ in billions. Data as of 31-Mar-2023, represents 1Q23 annualized revenue. Includes publicly traded oilfield services 6 companies with North American revenue greater than $2bn.

…with a Significantly Expanded North American Frac Footprint Current Energy Services Frac Horsepower Landscape (United States Market Only) 60 4950 52 4450 50 46 3300 45 44 3950 42 2898 3290 40 3450 33 2500 2450 2950 30 2100 2450 20 1950 15 12 1450 10 10 9 10 1315 7 1190 728 639 950 2 450 540 490 0 450 Others Combined U.S. Active Frac Fleet Count Frac Reported Horsepower 7 Source: Public filings, Company provided information, Rystad & Wall Street Research

Why NexTier We have focused on organic initiatives and strategic M&A to grow and diversify our business • No stranger to us — neighbor in Houston who is one of the top 4 pressure pumpers • Unique in its integrated platform of services • Complementary geographic footprint with assets in Montana/North Dakota and Wyoming/Colorado • Strong financial foundation which aligns with PTEN • Opportunity to move our business forward to better serve new and existing customers • Drive growth and create value for all of our stakeholders 888

Operations Across the Most Active U.S. Basins 172 3.3 Million Super-Spec Drilling Rigs Hydraulic Horsepower Leading Provider Nearly 2/3 Drilling & Completions Services Dual Fuel Capable Frac Fleets Using Low Carbon Fuel Sources Colombia PTEN Drilling PTEN Drilling and Pressure Pumping NexTier 9

Unlocking Value and Enhancing Efficiency Through Data Analytics Patterson-UTI’s portal for the real time collection, The NexHub Digital Center is a cutting edge platform aggregation, analysis, and visualization of data that enables highly efficient field operations and from drilling rigs and frac spreads enhances corporate returns • Connects rigs and frac spreads through a digital • Equipment health management: Predictive analytics to lower interface to PTEN engineers and customers maintenance spend and extend asset life • Allows for custom performance applications and • Digital Engineering: 24/7 technical support reduces advanced algorithms when combined on drilling rigs downtime and drives consistency of service delivery ® with PTEN’s CORTEX KEY edge server • Power Solutions: Maximize fuel cost savings through remote • Advanced algorithmic monitoring of PTEN’s drilling rig control of CNG equipment and fuel delivery ® fleet with near real time alerts using the REX system • Logistics Control Tower: Optimize truck movements for all of US Land Best-in-Class Operational and Technology Portfolio and Data Analytics to Maximize Well Performance 10

Sustainability Leadership Position in Low Carbon Solutions

50%+

combined company fleet capable of being powered by natural gas



Combined Company Will Lead the Industry in Next Generation Equipment

Sustainability leadership position in low-carbon emissions utilizing natural gas as a primary fuel

Engine control automation across business, EcoCell™ lithium battery hybrid technology and high-line power on drilling operations

Dual fuel can lower annual fuel costs by more than $10 million per fleet[1]

NexTier has deployed its first electric frac fleet in 2023

Natural gas lowers CO2 emissions by 30% compared to diesel[2]

Additional natural gas-powered fleets would be replacements as the combined company will continue the strategy to retire diesel powered assets, responsibly, over time, to maximize the return on investment

Patterson-UTI has been successfully testing remote engine automation for reduced fuel usage

PATTERSON-UTI | NEXTIER

Sources: 1. NEX Internal Estimates, 2. U.S. Energy Information Administration

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Combined Company Focused on Human Capital Management Shared commitment to investing in and developing employees to create employer of choice in the energy industry Promoting diversity and Commitment to safety inclusion initiatives Formalized leadership Focus on recruitment in training local communities we operate in Performance management and development programs 12

What Comes Next? ‘NexTier Completions’ Patterson-UTI Energy Combined Company Well Completions Business Combined Company Name Post-Close Name Q4 2023 Houston Expected Time to Close (subject to shareholder & Combined Company HQ regulatory approvals) Andy Hendricks Business as Usual Combined Company CEO Focus on Safety & Deliver to Customers Continue to work towards closing and shift to integration planning 131313

Principal Goal of Integration Bringing together the best of both organizations Keep business continuity and commercial success of both Patterson-UTI and NexTier running seamlessly and ensure a smooth experience and exceptional services for our customers… delivering on our commitment of accelerated profitable growth 1414

Questions? 1515

Who We Are Today?

Headquarters
Houston

Employees (Jan. 2023)
6,500

PATTERSON-UTI	UNIVERSAL	MS Directional	Superior QC	CURRENT POWER	great plains	WARRIOR
DRILLING	**PUMPING**	**DIRECTIONAL**	**DATA ANALYTICS**	**POWER**	**RENTALS**	**RELIABILITY**
Onshore contract drilling in U.S. and Colombia, primarily focused on Tier-1, Super-Spec rigs and rigs capable of using alternative fuel sources such as natural gas, hi-line electrical power, and lithium batteries	Full-service pressure pumping focused on engineered solutions and dual-fuel capable spreads with a strong reputation for regional knowledge and efficient operations	Comprehensive suite of directional drilling services with a strong reputation for the reliability and durability of downhole performance motors, MWD and remote operations	**Space flight navigation algorithms to** improve the accuracy of horizontal wellbore placement and quality	Electrical engineering, **equipment, automation software, energy storage and field support** to the energy, marine and heavy-equipment industries	Large selection of equipment and field support used in drilling, completions and production	API-certified drilling equipment recertifications and upgrades for improved rig performance

Revenue[1] %

50%	39%	8%	3%
CONTRACT DRILLING	PRESSURE PUMPING	DIRECTIONAL DRILLING	OTHER

PATTERSON-UTI | NEXTIER

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[1] Patterson-UTI reported revenue for the twelve months ended December 31, 2022.

Headquarters Employees (Jan. 2023) Who We Are Today? Houston 6,500 Drilling Pumping Directional Onshore contract drilling in U.S. Full-service pressure pumping focused Comprehensive suite of directional and Colombia, primarily focused on engineered solutions and dual-fuel drilling services with a strong on Tier-1, Super-Spec rigs and capable spreads with a strong reputation for the reliability and rigs capable of using alternative reputation for regional knowledge and durability of downhole performance fuel sources such as natural gas, efficient operations. motors, MWD and remote operations. hi-line electrical power, and lithium batteries. Rentals Data Analytics Power Reliability We are committed to diversity in Electrical engineering, equipment, Large selection of equipment and API-certified drilling equipment recruiting, opportunity and leadership automation software, energy storage field support used in drilling, recertifications and upgrades for and to fostering a culture of inclusion and field support to the energy, marine completions and production. improved rig performance. and respect. and heavy-equipment industries. 17 2 17

Cautionary Statement Regarding Forward-Looking Statements This presentation contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Patterson-UTI's and NexTier’s current beliefs, expectations or intentions regarding future events. Words such as anticipate, believe, budgeted, continue, could, estimate, expect, intend, may, plan, predict, potential, project, pursue, should, strategy, target, or will, and similar expressions are intended to identify such forward-looking statements. The statements in this presentation that are not historical statements, including statements regarding Patterson-UTI's and NexTier’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-UTI's and NexTier’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. The statements include, without limitation, projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on Patterson-UTI’s and NexTier’s business and future financial and operating results, the amount and timing of synergies from the proposed transaction, the combined company’s projected revenues, adjusted EBITDA and cash flow, accretion, business and employee opportunities, capital return policy, and the closing date for the proposed transaction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Patterson-UTI’s and NexTier’s control. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the press release announcing the transaction and otherwise from time to time in Patterson-UTI's or NexTier’s SEC filings, both of which are available through the Securities and Exchange Commission’s (the “SEC”) Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov, or with respect to Patterson-UTI’s SEC filings, Patterson-UTI's website at http://www.patenergy.com, or with respect to NexTier’s SEC filings, NexTier’s website at https://nextierofs.com. Patterson-UTI and NexTier undertake no obligation to publicly update or revise any forward-looking statement. Important Additional Information Regarding the Merger of Equals Will Be Filed With the SEC In connection with the proposed transaction, Patterson-UTI intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Patterson-UTI and NexTier that also constitutes a prospectus of Patterson-UTI. Each of Patterson-UTI and NexTier also plan to file other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of Patterson-UTI and NexTier. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about Patterson-UTI and NexTier once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Patterson-UTI will be available free of charge on Patterson-UTI’s website at http://www.patenergy.com or by contacting Patterson-UTI’s Investor Relations Department by phone at (281) 765-7170. Copies of the documents filed with the SEC by NexTier will be available free of charge on NexTier’s website at https://nextierofs.com or by contacting NexTier’s Investor Relations Department by phone at (346) 242-0519. Participants in the Solicitation Patterson-UTI, NexTier and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Patterson-UTI is set forth in its proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on April 11, 2023, and Patterson-UTI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 13, 2023. Information about the directors and executive officers of NexTier is set forth in its proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on April 28, 2023, and NexTier’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 16, 2023. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Patterson-UTI or NexTier using the sources indicated above. No Offer or Solicitation This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction. 18